Exhibit 99.3

News Release

Hexcel Corporation, 281 Tresser Boulevard, Stamford, CT 06901 (203) 969-0666

HEXCEL CLOSES ON NEW SENIOR CREDIT FACILITY

STAMFORD, CT. — September 24, 2014 — Hexcel Corporation (NYSE: HXL) today announced the successful consummation of a new $700 million senior unsecured revolving credit facility that will mature in five years. The new facility replaces the Company’s previous $600 million senior secured credit facility.

The new facility provides for a modest improvement in interest costs, but more importantly it is unsecured and provides the Company with greater financial flexibility and borrowing capacity going forward. The new unsecured credit facility represents another milestone achieved as a result of the Company’s solid and improving financial performance over the years, and it was also facilitated by Standard & Poor’s corporate credit rating increase to BBB- earlier this year. As a result of the refinancing, Hexcel will accelerate certain unamortized financing costs of the credit facility being replaced incurring a pretax charge of $0.5 million in the third quarter of 2014.

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Hexcel Corporation is a leading advanced composites company. It develops, manufactures and markets lightweight, high-performance structural materials, including carbon fibers, reinforcements, prepregs, honeycomb, matrix systems, adhesives and composite structures, used in commercial aerospace, space and defense and industrial applications such as wind turbine blades.

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Contact Information

Michael Bacal

(203) 352-6826

michael.bacal@hexcel.com

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